Exhibit 28(j) Under Form N-1A

Exhibit 23 Under Item 601/Reg S-K\

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of

Federated MDT Large Cap Value Fund:

We consent to the use of our report, dated December 23, 2016, with respect to the financial statements of Federated MDT Stock Trust (subsequently renamed to Federated MDT Large Cap Value Fund), as of October 31, 2016 and for the period then ended, included herein and to the references to our firm under the heading “Independent Registered Public Accounting Firm” in the prospectus and the statement of additional information.

/s/ KPMG LLP

Boston, Massachusetts

January 13, 2017